EXHIBIT No. 99

CERTIFICATION OF PERIODIC FINANCIAL REPORT
Pursuant to 18 U.S.C. Section 1350

        Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, we, the undersigned, certify that, to the best of our knowledge, this periodic report of CAPITAL REALTY INVESTORS-III LIMITED PARTNERSHIP, filed on Form 10-QSB for the quaterly period ended June 30, 2003, and containing the financial statements, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

CAPITAL REALTY INVESTORS-III LIMITED PARTNERSHIP
(Issuer)
by: C.R.I., Inc.
Managing General Partner
August 7, 2003	by: /s/ William B. Dockser
DATE	William B. Dockser, Director, Chairman of the Board, and Treasurer (Principal Executive Officer)
August 7, 2003	by: /s/ Michael J. Tuszka
DATE	Michael J. Tuszka, Vice President and Chief Accounting Officer (Principal Financial Officer)

        This certification accompanies this periodic report and is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose, and shall not be deemed filed by the Issuer for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.